Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE PROCTER & GAMBLE COMPANY
             (Exact name of registrant as specified in its charter)

                    Ohio                                      31-0411980
        (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                   Identification No.)

               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-1100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company
               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-4463
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of proposed commencement of sales pursuant to the plan: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         Calculation of Registration Fee
-------------------------------------------------------------------------------
Title of Secu-   Amount       Proposed Maximum  Proposed Maximum     Amount of
rities to be     to be        Offering Price    Aggregate Offering  Registration
Registered     Registered      Per Share (1)      Price (1)              Fee
-------------- -------------- ----------------  ------------------  ------------
Common Stock   100,000 shares     $69.16            $6,916,000       $1,825.82
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices of the Common Stock on the consolidated reporting system on November 9, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS

                          THE PROCTER & GAMBLE COMPANY
                         100,000 SHARES OF COMMON STOCK
                                   -----------

                THE PROCTER & GAMBLE U.K. SHARE INVESTMENT SCHEME

The UK Share Investment Scheme ("SIS") is a low cost opportunity to buy Procter & Gamble shares. If you are a member of the UK Matched Share Savings Purchase Plan ("MSSPP") and are already contributing the maximum amount allowed, or if you simply have a lump sum that you want to invest in the Company, the SIS may be the scheme to use. It is a means for you to invest in the long term growth of the Company.

The SIS is voluntary and is designed to allow employees and retirees to invest in the Company at lower administration costs than through normal open market channels. Unlike MSSPP, the SIS offers no tax advantage. The Company pays the brokers' fees for buying the shares, but not for selling them. You are responsible for the selling fees as well as any income tax or other charges arising from your participation in the SIS.

Contributions to the SIS may be made by cheque or by standing order for deductions from a checking or savings account. The minimum contribution is (pound)10.00, but there is no maximum limit.

All permanent UK employees of the Company are eligible to participate in the SIS. This includes those on unpaid leave of absence, temporary assignment overseas, retirees and employees of other P&G companies on assignment in the UK.

Our common stock is listed on the New York, Cincinnati, Amsterdam, Paris, Basle, Geneva, Lausanne, Zurich, Frankfurt, Brussels and Tokyo Stock Exchanges. The trading symbol of our common stock is PG.

                                   -----------

     Neither the Securities and Exchange Commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   -----------

                 The date of this Prospectus is _________, 2000



                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's website (httm://www.sec.gov). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. In addition, reports, proxy statements and other information concerning the Company may also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the offices of The Cincinnati Stock Exchange, 400 S. LaSalle Street, 5th Floor, Chicago, Illinois 60605.

We have filed a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement, its exhibits and the documents incorporated by reference in the registration statement. Statements made in this prospectus concerning the contents of any document referred to in this prospectus are not necessarily complete with respect to each document filed as an exhibit to the registration statement. You should refer to the exhibit for a more complete description.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering will automatically update information in this prospectus supplement and the accompanying prospectus.

     We incorporate by reference into this prospectus supplement:

 .    our Annual Report on Form 10-K for the year ended June 30, 2000 (which incorporates by reference portions of our definitive Proxy Statement dated August 25, 2000 for our Annual Meeting of Shareholders held on October 10, 2000 and portions of our Annual Report to Shareholders for the year ended June 30, 2000);

 .    our Quarterly Report on Form 10-Q for the period ended September 30, 2000;

 .    our Current Reports on Form 8-K dated September 6, 2000, September 28, 2000 and October 31, 2000;

 .    any future filings which we make with the SEC under Sections 13(a), 13(c),
     14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus.


Copies of each of the documents listed under "Incorporation of Documents by Reference," as well as all present and future published annual and quarterly consolidated financial statements of Procter & Gamble, will be available, at no cost, upon request. Requests should be directed to Ms. Rachael Proudfoot, UK Share Plan Manager, Procter & Gamble UK, St. Nicholas Avenue, Gosforth, Newcastle upon Tyne, NE99 1EE, telephone: 0191-279-2557.

You may also get a copy of these reports from our website at http://www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus is accurate as of any other date other than the date on the front of this prospectus.


                                   THE COMPANY

     The Procter & Gamble Company was incorporated in Ohio in 1905, having been built from a business founded in 1837 by William Procter and James Gamble. Today, we manufacture and market a broad range of consumer products in many countries throughout the world.

     As of July 1, 1999, we have reorganized our business to product-based Global Business Units ("GBU's") in order to streamline management decision-making, strategic planning and manufacturing. The realignment, called "Organization 2005", consists of the following product-based, reportable segments: Fabric and Home Care, Paper, Beauty Care, Health Care and Food and Beverage.

 .    Fabric and Home Care includes laundry care, dish care, fabric conditioners and hard surface cleaners. Representative brands include Ariel, Tide, Cascade, Dawn, Fairy and Downy.

 .    Paper aggregates tissues and towel, feminine care and baby care, which contains diapers and wipes. Representative brands include Bounty, Charmin, Always, Whisper, Pampers and Pampers Wipes.

 .    Beauty Care includes cosmetics, hair care, deodorants, fragrances and other beauty products. Representative brands include Pantene, Vidal Sassoon, Secret, Safeguard, Oil of Olay, Cover Girl and Old Spice.

 .    Health Care includes personal health care, oral care, prescription drugs, and pet health and nutrition. Representative brands include Crest, Scope, Metamucil, Vicks, Asacol, Didronel, Macrobid and Iams.

 .    Food and Beverage includes coffee, snacks, commercial services, juice, peanut butter and shortening and oil. Representative brands include Folgers, Jif, Sunny Delight, Pringles, Olean and Crisco.

     The GBU structure is complemented by a group of Market Development Organizations intended to maximize the business potential for the entire product portfolio in each local market. In addition, Organization 2005 is intended to streamline and standardize our global essential business services, such as accounting, employee benefits management, order management and information technology services, to a common Global Business Services organization.

     Organization 2005 will cost $2.1 billion after-tax over the six-year period and will affect 15,000 positions worldwide.

     In the United States, we owned and operated manufacturing facilities at 41 locations in 23 states as of June 30, 2000. In addition, we owned and operated 93 manufacturing facilities in 45 other countries as of that date. Fabric and Home Care products were produced at 47 of these locations; Paper products at 48; Health Care products at 26; Beauty Care products at 34; and Food and Beverage products at 15.

     Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.


                                 USE OF PROCEEDS

Purchases of common stock under the Program will be made in the open market and the Company will not receive any proceeds under the Program.


                              PLAN OF DISTRIBUTION

TERMS AND CONDITIONS OF THE UK SHARE INVESTMENT SCHEME

WHO CAN JOIN
All permanent UK employees of the Company are eligible to participate in the SIS. This includes those on unpaid leave of absence, temporary assignment overseas, retirees and employees of other P&G companies on assignment in the UK.

WHO ARE THE TRUSTEES
The Trustees are responsible for the purchase and sale of shares under the SIS. The Trustees maintain records of all accounts and are responsible for communicating your account information to you.

The Trustees for the SIS are appointed by the Company. Trustees will generally be appointed for five-year terms, and may be eligible for re-appointment at the end of such term. At all times at least one Trustee shall be resident in the United Kingdom. The Trustees for the SIS shall be the same trustees as those appointed for the MSSPP.

HOW CONTRIBUTIONS ARE MADE
Contributions can be made by cheque or standing order to the Trustees for deduction from a checking or savings account. Contributions by cheque may be made at any time. Standing orders may request deductions to be made monthly, bi-monthly, quarterly, semi-annually or annually. The minimum contribution is (pound)10.00, but there is no maximum limit. No interest will be paid on any contributions held before or after share purchase.

Members of the SIS may change the amount of their ongoing contributions at any time by giving notice to the Trustees on the contribution form. Notice must be given by the 20th of the month preceding share purchase. Contributions cannot be made on behalf of another person.

HOW SHARES ARE PURCHASED
The Trustees will purchase shares on the open market or will purchase for an open market price the beneficial interest held in shares by plan participants wishing to sell their shares. See "SELLING SHARES".

The SIS is a separate scheme from MSSPP, but shares for SIS are purchased at the same time and for the same price as shares are bought for MSSPP each month. Shares are purchased in a single transaction on or before the fifth working day in each calendar month. Purchases are not possible at any other time.

Contributions which reach the Trustees on or before the 20th of the month will be used to buy shares the following month.

The Trustees hold all contributions prior to purchase. Trustees will allocate to each member the largest whole number of shares which can be covered by their contributions. If Trustees receive contributions that exceed the amount needed to buy a whole number of shares, the remaining money will be credited to the individual and held for share purchase at a later date, unless the individual requests a return of such remaining money.

Shares purchased will be registered in the name of the Trustees. However, from the date of purchase you have the beneficial interest in those shares purchased with your contribution.

COST OF THE SIS
The Company pays the brokers' fees for all Common Stock purchased through the SIS. However, you are responsible for all fees associated with all sales of Common Stock through the SIS, as well as any taxes arising from your participation in the SIS. See "SELLING SHARES" below.

CONTACT WITH THE TRUSTEES/RECORDS OF PLAN
The Trustees of the plan will handle all contact with investors. They will issue quarterly statements showing the number of shares held on your behalf, any transactions which have taken place during the quarter and the balance of any money. Trustees will account to members for any money arising from the sale or transfer of shares or rights.

During the time that shares are held on your behalf, Trustees will pay out dividends on allocated shares as soon as is practicable. They will issue tax vouchers on dividends paid on shares held. You can instruct the Trustees to reinvest dividends from the SIS as a means of buying more shares. Reinvestment of dividends is not subject to a minimum contribution.

SELLING SHARES
Shares purchased will be held by the Trustees, in their name, until written instructions are received for sale. You can sell your shares at any time. Trustees will buy your shares at the next time they buy or would buy shares on the open market. They will pay the same price for shares bought from members as they paid, or would have paid for shares bought on the open market at the same time. For sale at this time, you will pay a small flat rate charge.

If the Trustees receive explicit written instructions from a member to sell shares immediately, you will pay the greater of the flat rate charge or the brokers' fees for an open market sale of shares. Members will be notified if an open market sale is not possible.

VOTING
You will be able to vote the total number of shares in your SIS account as of the record date for any shareholder vote.

RETIREES
If you are a member of MSSPP when you retire, you may transfer the shares you hold in that plan to SIS when they become available for transfer or sale under the rules of MSSPP. The shares will then be held for you in the SIS by the Trustees until they receive written instructions to sell. This means you will be able to continue holding the shares rather than selling them and will therefore have a continuing interest in, and connection with, the Company.

IF YOU LEAVE THE COMPANY
Unless a retiree, a member who ceases to be employed by the Company, for whatever reason, must instruct the Trustees as to the sale or transfer of shares held in their name, within one month of the date of termination.

If no such instruction is received, the Trustees will sell the shares and send the proceeds to the member's last known address.

IF YOU DIE
In the event of the death of a member, shares will be held until a letter of administration or Grant of Probate is received, giving directions as to their disposal, from the executor or trustees of their estate.



QUESTIONS & ANSWERS

Q.1    Why are you doing this?

A.l This is a natural extension of the Matched Savings Share Purchase Plan which has been enormously popular. Also a number of employees have shown an interest in wanting to buy more P&G shares and the SIS helps them do this. Additionally, similar schemes exist in some places elsewhere in P&G.

Q.2    Will I have to pay income tax on the broker's fees the Company pays?

A.2 We believe not. For any individual the amount is small and not identifiable. However, if any liability does arise the individuals will be liable as for any taxable benefit.

Q.3    Where will I find the price of a P&G share?

A.3 It is quoted daily in the Financial Times. It appears on the P&G Intranet Home Page. In any event once you are in the SIS, or the MSSPP, you will receive a statement which includes this information as at the date the statement is issued.

Q.4    What do I have to do if I leave the Company?

A.4 Except for termination on death or retirement, you must instruct the Trustees to sell or transfer any shares held. If you do not do this the Trustees will make reasonable attempts to contact you and failing this after 3 months they will sell the shares and send the proceeds to your last known address.

       On death, the shares will be held until instructions are received from the executor or trustee of your estate. On retirement, you can remain in the SIS.

Q.5    If I die after retirement can my spouse continue in the SIS?

A.5    No.

Q.6 Is the Share Investment Scheme open to non-harmonised employees? (These are employees who have been a member of an acquired company and who have not had their terms and conditions harmonised with Procter & Gamble's.)

A.6    No.

Q.7    Why is there a minimum contribution?

A.7 The administrative cost of the SIS, which is borne by the Company, increases as the number of transactions goes up. Having a minimum contribution means that the Company's support for the purchase of shares is kept at a reasonable level.

Q.8 Is there a minimum/maximum number of shares that can be sold at any one time?

A.8 No - but if you want the shares sold immediately it may not be possible for the Trustees to sell a small number of shares on the open market. Small numbers of shares can be bought in by the Trustees from members on the one day each month when they are buying shares in the open market for the Matched Savings Share Purchase Plan.

Q.9    Can I instruct the Trustees to buy a specific number of shares?

A.9 No. They will buy as many whole shares as can be financed by your contributions.

Q.10   If I have questions about the SIS, or about my shares, whom do I contact?

A.10 Your manager should be able to answer questions about how the SIS works. Specific questions about your own shares or account should be referred directly to the Trustees (their name and telephone number is on the Contribution Form).

Q.11   Can I get further information about the SIS?

A.11 Yes. A copy of the rules is available from your Human Resources contact/Plant Personnel Department.

Q.12   Do I have to continue making payments to the SIS once I have joined?

A.12   No - you can stop a standing order at any time.

Q.13   Will I have to pay tax when I sell the shares?

A.13   Proceeds from the sale of shares is subject to Capital Gains Tax.

Q.14   How long do shares need to be kept?

A.14   Shares in the SIS can be sold at any time.

Q.15   Are there any tax advantages of using this SIS?

A.15 No. Unlike the MSSPP, the Company does not contribute to the cost of shares, the SIS does not have to be approved by the Inland Revenue, and no tax advantage arises.

Q.16   What is the role of the Trustees?

A.16 The Trustees do everything except interpret the rules of the Scheme. If you have any questions about your investment, or the purchase and sale of shares, then you should contact the Trustees. However, if you want to know about the rules or the structure of the Scheme talk to your Manager.

Q.17   Do I need to tell the Trustees of any change of address?

A.17   Yes, the Company will not notify them for you.

Q.18 When is it necessary for me to contact the Trustees of the Share Investment Scheme regarding Change in Status?

A.18   (1) IF YOU LEAVE THE COMPANY
           Unless you are a retiree, you must instruct the Trustees to sell your shares or transfer them into your name within one month of the date of termination. If you don't do this, the Trustees will attempt to contact you. Failing that, they will sell your shares and send the proceeds to you at your last known address.

       (2) IF YOU RETIRE
           Your shares will continue to be held for you by the Trustees, until they receive written instructions from you for the sale or transfer of your shares.

       (3) IF YOU DIE
           Your shares will be held until the Trustees receive a letter of administration or grant of probate directing them to sell or transfer the shares.



THE PROGRAM DOES NOT REPRESENT A CHANGE IN THE DIVIDEND POLICY OF THE COMPANY, WHICH WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS. SHAREHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PROGRAM WILL CONTINUE TO RECEIVE CASH DIVIDENDS, AS DECLARED, BY CHECK, IN THE USUAL MANNER.

THE COMPANY CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PROGRAM.

GOVERNING LAW
The terms and conditions of the Program and its operation shall be governed by and construed in all respects in accordance with English law.

CORRESPONDENCE
All inquiries regarding the Share Investment Scheme should be addressed to:

    The Procter & Gamble Company
    UK Share Plan Administrator
    St. Nicholas Avenue
    Gosforth
    Newcastle upon Tyne
    NE99 1EE

    Phone:  0191-279-2960


                          DESCRIPTION OF CAPITAL STOCK

     Our Amended Articles of Incorporation authorizes the issuance of 5,000,000,000 shares of common stock, 600,000,000 shares of class A preferred stock and 200,000,000 shares of class B preferred stock all of which are without par value. The holders of common stock and class A preferred stock are entitled to one non-cumulative vote per share on each matter submitted to a vote of shareholders. The holders of class B preferred stock are not entitled to vote other than as provided by law.

     Our Board of Directors has the power to determine the timing and amounts of dividends paid on common stock. The holders of class A preferred stock and class B preferred stock have the right to receive dividends prior to the payment of dividends on the common stock. Our Board of Directors is divided into three classes and has the power to determine certain terms relative to any class A preferred stock and class B preferred stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights. Also, the Board may fix such other express terms as may be permitted or required by law. In the event of any liquidation, dissolution or winding up, the holders of our common stock are entitled to receive as a class, pro rata, the remainder of the assets after payment of the liquidation price to the holders of class A preferred stock and class B preferred stock.

     The Board has determined the terms of shares of class A preferred stock issued as series A ESOP convertible class A preferred stock, which can only be held by an employee stock ownership plan or other benefit plan of ours. Upon transfer of series A ESOP convertible class A preferred stock to any other person, such transferred shares shall be automatically converted into shares of common stock. Each share of series A ESOP convertible class A preferred stock has a cumulative dividend of $1.015 per year and a liquidation price of $13.75 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992 and August 22, 1997), is redeemable by us or the holder, is convertible at the option of the holder into one share of common stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any stock splits, stock dividends or similar changes to the series A ESOP convertible class A preferred stock.

     The Board has also determined the terms of shares of class A Preferred Stock issued as series B ESOP convertible class A preferred stock. Each share of series B ESOP convertible class A preferred stock has a cumulative dividend of $2.06 per year and a liquidation price of $26.12 per share, (as adjusted for the stock splits on May 15, 1992 and August 22, 1997) is redeemable by us or the holder under certain circumstances, is convertible at the option of the holder into one share of common stock and has certain anti-dilution protections associated with the conversion rights.

     Appropriate adjustments to dividends and liquidation price will be made to give effect to any stock splits, stock dividends or similar changes to the Series B ESOP Convertible class A preferred stock.

     No shares of class B preferred stock are currently issued.

     All of the issued shares of common stock are fully paid and non-assessable. Our common stock does not have any conversion rights and is not subject to any redemption provisions. No holder of shares of any class of our capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from us any of the shares of any class of securities that we may issue or sell. No shares of any class of our capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of ours.

     Our Amended Articles of Incorporation provide that actions submitted to shareholders may be taken if approved by a majority of shares entitled to vote thereon, except that certain transactions require the affirmative vote of holders of at least 80% of the outstanding shares of stock entitled to vote thereon, considered for this purpose to be voting as one class. The transactions include certain repurchases of our shares from, mergers or consolidations with, sales, leases, exchanges, transfers or other dispositions by us of substantial assets to or with, the purchase by us of assets or securities having an aggregate fair market value of less than $50,000,000 from, the issuance or transfer of any of our securities to, the adoption of any plan for dissolution, liquidation, spin-off, split-up of the Company or recapitalization or reclassification of any securities of the Company, proposed by or on behalf of, and other material transactions with a person (except one of our employee benefit plans) who owns more than 5% of the Company's outstanding shares of capital stock entitled to vote generally in the election of directors.


                                  LEGAL OPINION

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Sandra T. Lane, Esq., Senior Counsel, The Procter & Gamble Company. Ms. Lane is an owner of shares of common stock and options to purchase shares of common stock.


                                     EXPERTS

     The consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               ----------                             ----------


                                     Part II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized statement of estimated expenses to be incurred in connection with the shares of Common Stock:

Securities and Exchange Commission
  registration fee (actual)                         1,825.82
Printing and engraving expenses                    30,000.00
Accounting fees and expenses                        5,000.00
Legal fees and expenses                             5,000.00

Miscellaneous                                       3,000.00
                                                   ---------
                   Total                           44,835.82

Item 15. Indemnification of Directors and Officers.

     Section 1701.13(E) of the Ohio Revised Code provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

         (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c) By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

          (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

          (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 1701.13(F)(7) of the Ohio Revised Code provides as follows:

     (F) In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:

     (7) Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:

          (a) Upon consideration of the interests of the corporation's shareholders and any of the matters set forth in division (E) of section 1701.59 of the Revised Code; or

          (b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:

               (i) The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;

               (ii) The corporation or any successor would be or become insolvent;

               (iii) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.

     Section 1701.59 of the Ohio Revised Code provides as follows:

     (A) Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors. For their own government, the directors may adopt bylaws that are not inconsistent with the articles or the regulations. The selection of a time frame for the achievement of corporate goals shall be the responsibility of the directors.

     (B) A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by:

          (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

          (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

          (3) A committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     (C) For purposes of division (B) of this section:

     (1) A director shall not be found to have violated his duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:

          (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of section 1701.13 of the Revised Code;

          (b) A termination or potential termination of his service to the as a director;

          (c) His service in any other position or relationship with the corporation.

     (2) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B)(1) to (3) of this section to be unwarranted.

     (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.

     (D) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

     (E) For purposes of this section, a director, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

          (1) The interests of the corporation's employees, suppliers, creditors, and customers;

          (2) The economy of the state and nation;

          (3) Community and societal considerations;

          (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:

          (1) A director who acts in any capacity other than his capacity as a director;

          (2) A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.

     Section 1701.95 of the Ohio Revised Code provides as follows:

     (A)(1) In addition to any other liabilities imposed by law upon directors of a corporation and except as provided in division (B) of this section, directors shall be jointly and severally liable to the corporation as provided in division (A)(2) of this section if they vote for or assent to any of the following:

          (a) The payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares, contrary to law or the articles;

          (b) A distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment;

          (c) The making of a loan, other than in the usual course of business, to an officer, director, or shareholder of the corporation, other than in either of the following cases:

               (i) In the case of a savings and loan association or of a corporation engaged in banking or in the making of loans generally;

               (ii) At the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

     (2)(a) In cases under division (A)(1)(a) of this section, directors shall be jointly and severally liable up to the amount of the dividend, distribution, or other payment, in excess of the amount that could have been paid or distributed without violation of law or the articles but not in excess of the amount that would inure to the benefit of the creditors of the corporation if it was insolvent at the time of the payment or distribution or there was reasonable ground to believe that by that action it would be rendered insolvent, plus the amount that was paid or distributed to holders of shares of any class in violation of the rights of holders of shares of any other class.

     (b) In cases under division (A)(1)(b) of this section, directors shall be jointly and severally liable to the extent that the obligations of the corporation that are not otherwise barred by statute are not paid or for the payment of which adequate provision has not been made.

     (c) In cases under division (A)(1)(c) of this section, directors shall be jointly and severally liable for the amount of the loan with interest on it at the rate specified in division (A) of section 1343.03 of the Revised Code until the amount has been paid.

     (B)(1) A director is not liable under division (A)(1)(a) or (b) of this section if, in determining the amount available for any dividend, purchase, redemption, or distribution to shareholders, the director in good faith relied on a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, the director in good faith considered the assets to be of their book value, or the director followed what the director believed to be sound accounting and business practice.

     (2) A director is not liable under division (A)(1)(c) of this section for making any loan to, or guaranteeing any loan to or other obligation of, an employee stock ownership plan, as defined in section 4975(e)(7) of the Internal Revenue Code.

     (C) A director who is present at a meeting of the directors or a committee of the directors at which action on any matter is authorized or taken and who has not voted for or against the action shall be presumed to have voted for the action unless that director's written dissent from the action is filed, either during the meeting or within a reasonable time after the adjournment of the meeting, with the person acting as secretary of the meeting or with the secretary of the corporation.

     (D) A shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles shall be liable to the corporation for the amount received by that shareholder that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

     (E) A director against whom a claim is asserted under or pursuant to this section and who is held liable on the claim shall be entitled to contribution, on equitable principles, from other directors who also are liable. In addition, any director against whom a claim is asserted under or pursuant to this section or who is held liable shall have a right of contribution from the shareholders who knowingly received any dividend, distribution, or payment made contrary to law or the articles, and those shareholders as among themselves also shall be entitled to contribution in proportion to the amounts received by them respectively.

     (F) No action shall be brought by or on behalf of a corporation upon a cause of action arising under division (A)(1) or (2) of this section after two years from the day on which the violation occurs.

     (G) Nothing contained in this section shall preclude a creditor whose claim is unpaid from exercising the rights that that [n1] creditor otherwise would have by law to enforce that creditor's claim against assets of the corporation paid or distributed to shareholders.

     (H) The failure of a corporation to observe corporate formalities relating to meetings of directors or shareholders in connection with the management of the corporation's affairs shall not be considered a factor tending to establish that the shareholders have personal liability for corporate obligations.

     Section 8 of Article III of our Regulations provides as follows:

     Section 8. Indemnification of Directors and Officers. The Company shall indemnify each present and future Director and officer, his heirs, executors and administrators against all costs, expenses (including attorneys' fees), judgments, and liabilities, reasonably incurred by or imposed on him in connection with or arising out of any claim or any action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a Director or officer of the Company, or of any of its subsidiary companies, or of any other company in which he served or serves as a Director or officer at the request of the Company, irrespective of whether or not he continues to be a Director or an officer at the time he incurs or becomes subjected to such costs, expenses (including attorneys' fees), judgments, and liabilities; but such indemnification shall not be operative with respect to any matter as to which in any such action, suit or proceeding he shall have been finally adjudged to have been derelict in the performance of his duties as such Director or officer. Such indemnification shall apply when the adjudication in such action, suit or proceeding is otherwise than on the merits and shall also apply when a settlement or compromise is effected, but in such cases indemnification shall be made only if the Board of Directors of the Company, acting at a meeting at which a majority of the quorum of the Board is unaffected by self interest, shall find that such Director or officer has not been derelict in the performance of his duty as such Director or officer with respect to the matter involved, and shall adopt a resolution to that effect and in cases of settlement or compromise shall also approve the same; in cases of settlement or compromise such indemnification shall not include reimbursement of any amounts which by the terms of the settlement or compromise are paid or payable to the Company itself by the Director or officer (or in the case of a Director or officer of a subsidiary or another company in which such Director or officer is serving at the Request of the Company any amounts paid or payable by such Director or officer to such company). If the Board of Directors as herein provided refuses or fails to act or is unable to act due to the self interest of some or all of its members, the Company at its expense shall obtain the opinion of counsel and indemnification shall be had only if it is the opinion of such counsel that the Director or officer has not been derelict in the performance of his duties as such Director or officer with respect to the matter involved.

     The right of indemnification provided for in this section shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law and such rights, if any, shall also inure to the benefit of the heirs, executors or administrators of any such Director or officer.

     The Company's Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies. The Company pays the premiums for this insurance. The Company's basic directors and officers liability insurance provides coverage up to an annual aggregate liability limitation of $25,000,000. The Company has also contracted for excess directors and officers liability insurance coverage with an annual aggregate liability limitation of $125,000,000. These insurance policies are specifically incorporated herein by reference to Exhibits (99-1) through (99-3) and Exhibit (99-5) of the Company's Annual Report on From 10-K for the year ended June 30, 1998 and Exhibit (99-4) of the Company's Annual Report on From 10-K for the year ended June 30, 2000.


ITEM 16.  EXHIBITS

Exhibit No.                     Description
-----------                     -----------

  (4)(i)(a)   -- Amended Articles of Incorporation (Incorporated by reference to Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998)
  (4)(i)(b)   -- Regulations (Incorporated by reference to Exhibit (3-2) of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
  (5)         -- Opinion of Counsel
  (23)(a)     -- Consent of Deloitte & Touche LLP
  (23)(b)     -- Consent of Sandra T. Lane, Esq., is contained in her opinion filed as Exhibit (5)
  (24)        -- Power of Attorney (included in signature pages of this
                 registration statement)


Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 10, 2000.

THE PROCTER & GAMBLE COMPANY



By ALAN G. LAFLEY
   ------------------------
Alan G. Lafley
President and Chief Executive


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Terry L. Overbey, Esq., his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact and agent or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 2000.

     Signature                                Title



ALAN G. LAFLEY
--------------------                 President and Chief Executive and Director
Alan G. Lafley


JOHN E. PEPPER
--------------------                 Chairman of the Board and Director
John E. Pepper


CLAYTON C. DALEY, JR.
--------------------                 Chief Financial Officer
Clayton C. Daley, Jr.


DAVID R. WALKER
--------------------                 Vice President and Comptroller
David R. Walker


NORMAN R. AUGUSTINE
--------------------
Norman R. Augustine                  Director


DONALD R. BEALL
--------------------
Donald R. Beall                      Director


GORDON F. BRUNNER
--------------------
Gordon F. Brunner                    Director



--------------------
Richard B. Cheney                    Director


SCOTT D. COOK
--------------------
Scott D. Cook                        Director



--------------------
Richard J. Ferris                    Director


JOSEPH T. GORMAN
--------------------
Joseph T. Gorman                     Director


CHARLES R. LEE
--------------------
Charles R. Lee                       Director


LYNN M. MARTIN
-------------------
Lynn M. Martin                       Director


JOHN F. SMITH, JR.
-------------------
John F. Smith, Jr.                   Director


RALPH SNYDERMAN
-------------------
Ralph Snyderman                      Director


ROBERT D. STOREY
-------------------
Robert D. Storey                     Director


MARINA V.N. WHITMAN
-------------------
Marina v.N. Whitman                  Director




                                  EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

  (4)(i)(a)   -- Amended Articles of Incorporation (Incorporated by reference to Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998)
  (4)(i)(b)   -- Regulations (Incorporated by reference to Exhibit (3-2) of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
  (5)         -- Opinion of Counsel
  (23)(a)     -- Consent of Deloitte & Touche LLP
  (23)(b)     -- Consent of Sandra T. Lane, Esq., is contained in her opinion filed as Exhibit (5)
  (24)        -- Power of Attorney (included in signature pages of this
                 registration statement)